UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2002

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	______000-23261_______ (Commission File No.)	58-2107916 (IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant's Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events

On December 19, 2002, SNB Bancshares, Inc. announced the completion of an $18,000,000 private placement of floating rate trust preferred securities ("Capital Securities") through its wholly-owned subsidiary, Security Bank Corporation Statutory Trust I.

The Capital Securities mature in 30 years and bear interest at the 3-month LIBOR plus 3.25%, reset quarterly. Interest on the Capital Securities is to be paid on the 26th day of each March, June, September, and December, commencing on March 26, 2003.

SNB Bancshares, Inc. intends to use the proceeds from this offering to fund the cash portion of its proposed acquisition of Bank of Gray and to reduce its debt and for general corporate purposes, including providing capital to its subsidiary banks.

The FTN Financial Capital Markets and Keefe, Bruyette & Woods acted as placement agents in the offering.

SNB Bancshares, Inc. ("SNB") is a multi-bank holding company headquartered in Macon, Georgia, that owns Security Bank of Bibb County, Security Bank of Houston County, and Fairfield Financial Services, Inc. SNB currently has 12 banking offices in the middle Georgia market, plus mortgage lending offices in Macon, Warner Robins, Rincon, Richmond Hill, St. Simons, Fayetteville, Columbus and other production locations in the southeast. SNB had assets of approximately $530 million as of September 30, 2002. SNB's stock is traded on the Nasdaq National Market under the symbol "SNBJ."

ITEM 7. Financial Statements and Exhibits

Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNB BANCSHARES, INC.

Date: December 19, 2002

By: /s/ H. Averett Walker

H. Averett Walker

President and Chief Executive Officer

EXHIBIT INDEX

None.